Exhibit 10.4

                            INDEMNIFICATION AGREEMENT

      THIS INDEMNIFICATION AGREEMENT (this "Agreement") is entered into as of the ___ day of August, 2005, by and between CELERITY SYSTEMS, INC., a Delaware corporation whose principal place of business is located at 146 Maryville Pike, Suite #201, Knoxville, TN 37920 (the "Company"), and C. THOMAS MCMILLEN, whose address is 1103 South Carolina Avenue, S.E., Washington, D.C. 20003 ("McMillen").

                                 R E C I T A L S

      WHEREAS, it is essential that the Company be able to attract and retain as directors and officers the most capable persons available;

      WHEREAS, the Company's Bylaws and Certificate of Incorporation specifically permit the Company, subject to certain exceptions and qualifications, to indemnify directors, officers, and fiduciaries of the Company from and against incurring any liability or damages arising out of their service to the Company;

      WHEREAS, the laws of the State of Delaware, and the Company's Bylaws and Certificate of Incorporation, permit the Company, subject to certain exceptions and qualifications, to enter into indemnification arrangements whereby the Company will obligate itself to indemnify directors, officers and fiduciaries of the Company from and against incurring any liability or damages arising out of their service to the Company;

      WHEREAS, the Company desires to employ McMillen as its President, Chief Executive Officer, and Chairman of the Board, and McMillen desires to be so employed, on the terms and subject to the conditions set forth in that certain Executive Employment Agreement, of even date herewith, by and between the Company and McMillen (the "Employment Agreement");

      WHEREAS, in connection with McMillen serving as a director and officer of the Company, the Company desires to provide McMillen with specific contractual assurances of his rights to indemnification from and against incurring any liability or damages arising out of his service to the Company; and

      WHEREAS, McMillen is relying upon the rights afforded under this Agreement in accepting the position of President, Chief Executive Officer, and Chairman of the Board of the Company pursuant to the Employment Agreement.

      NOW, THEREFORE, for and in consideration of the foregoing premises, and the mutual promises and covenants contained herein, the Company and McMillen do hereby covenant and agree as follows:

      1. Definitions.

            (a) "Company" shall include, in addition to Celerity Systems, Inc., any successor thereto, subsidiary thereof, or constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, fiduciaries, employees and agents, so that if McMillen is or was a director, officer, fiduciary, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, fiduciary, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, McMillen shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as McMillen would have with respect to such constituent corporation if its separate existence had continued.

            (b) "Corporate Status" describes the status of a person who is serving or has served: (i) as a director, officer or fiduciary of the Company, or (ii) as a director, partner, member, trustee, officer, employee, agent, or fiduciary of any other Entity (as defined below) at the request of the Company. For purposes of subsection (ii) of this Section 1(b), if McMillen is serving or has served as a director, partner, member, trustee, officer, employee, agent, or fiduciary of a Subsidiary (as defined below), McMillen shall be deemed to be serving at the request of the Company.

            (c) "Entity" shall mean any corporation, partnership, limited partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity and any group, branch, or division of the Company or any of its Subsidiaries.

            (d) "Expenses" shall mean any and all losses, claims, fees, damages, costs, expenses, judgments, fines and liabilities (joint or several) incurred in connection with any Proceeding (as defined below), including without limitation, attorneys' fees, disbursements, retainers and bonds (including without limitation, any fees, disbursements, retainers and bonds incurred by McMillen pursuant to Section 11 hereof), fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services, and other disbursements and expenses, and including any federal, state, local or foreign taxes imposed on McMillen as a result of the actual or deemed receipt of any payments under this Agreement, including all interest, assessments and other charges paid or payable in connection with or in respect of such payments.

            (e) "Proceeding" shall mean any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, administrative, legislative, or regulatory hearing, appeal, or any other proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, and including without limitation, any claim, action or investigations made under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, their respective state counterparts, and/or any rule or regulation promulgated thereunder or any other United States federal or state, or other statutory law or regulation, domestic or foreign, at common law or otherwise, which relate directly or indirectly to
(i) the registration, purchase, sale or ownership of any securities of the Company or its Subsidiaries, or (ii) any fiduciary obligation owed with respect to the Company, its Subsidiaries and its shareholders; provided, however, that the term "Proceeding" shall not include any action instituted by McMillen other than an action to establish or enforce indemnification rights under this Agreement unless such action is authorized by the Company.


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

            (f) "Subsidiary" shall mean any Entity of which the Company owns (either directly or through or together with another Subsidiary of the Company) either (i) a general partner, managing member or other similar interest or (ii)
(A) ten percent (10%) or more of the voting power of the voting capital equity interests of such Entity, or (B) ten percent (10%) or more of the outstanding voting capital stock or other voting equity interests of such Entity.

            (g) "Unindemnifiable Conduct" shall mean a final determination by a court of competent jurisdiction or other judicial or administrative body before which a Proceeding was brought that, with respect to such Proceeding, McMillen:

                  (i) engaged in intentional misconduct, knowing violations of applicable law, or gross negligence;

                  (ii) personally received a benefit in money, property, or services to which he was not legally entitled, or improperly took advantage of a corporate opportunity;

                  (iii) failed to act in good faith and in a manner McMillen reasonably believed to be in or not opposed to the best interests of the Company;

                  (iv) with respect to any criminal action or proceeding, McMillen had reasonable cause to believe that McMillen's conduct was unlawful; or

                  (v) is liable to the Company for an accounting of profits made from the purchase or sale by McMillen of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder and amendments thereto or similar provisions of any federal, state or local statutory law.

Notwithstanding the foregoing, the termination of any Proceeding by judgment, order of court, settlement, conviction, or upon plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that McMillen was engaged in Unindemnifiable Conduct.

      2. Services of McMillen. In consideration of the Company's covenants and commitments hereunder, and for other good and valuable consideration, McMillen agrees to serve as President, Chief Executive officer and Chairman of the Board of the Company pursuant to the Employment Agreement; provided, that this Agreement shall not impose any obligation on McMillen or the Company to continue McMillen's service to the Company at any particular rate or for any particular period of time, unless otherwise required by law or by other agreements or commitments of the parties, if any, including but not limited to the Employment Agreement.

      3. Indemnification. The Company agrees to hold harmless and indemnify McMillen as follows:

            (a) Indemnity in Third Party Proceedings. Subject to the limitations set forth in this Agreement, unless McMillen engaged in Unindemnifiable Conduct or indemnification is not permitted under applicable law, the Company shall indemnify and hold harmless McMillen if he is or was a party to or threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the name of the Company to procure a judgment in its favor) from against all Expenses actually and reasonably incurred by McMillen in connection with the defense or settlement of such Proceeding.


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

            (b) McMillen in Proceedings By or In the Name of The Company. Subject to the limitations set forth in this Agreement, unless McMillen engaged in Unindemnifiable Conduct or indemnification is not permitted under applicable law, the Company shall indemnify and hold harmless McMillen if he is or was a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the name or right of the Company to procure a judgment in its favor against all Expenses actually and reasonably incurred by McMillen in connection with the defense or settlement of such Proceeding.

      4. Contribution.

            (a) If the indemnification provided for in Section 3 hereof for any reason is held by a court of competent jurisdiction to be unavailable to McMillen in respect of any Proceeding then the Company, in lieu of indemnifying McMillen, shall contribute to the amount paid or payable by McMillen as a result of such Proceeding (i) in such proportion as is appropriate to reflect the relative benefits received by the Company (including its Subsidiaries) and McMillen from the transaction or occurrence that the action or inaction leading to the Proceeding related to, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, then in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company (including its Subsidiaries) and McMillen in connection with such Proceeding, as well as any other relevant equitable considerations.

            (b) In connection with the registration of securities of the Company or any of its Subsidiaries, the relative benefits received by the Company (including its Subsidiaries) and McMillen shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company (including its Subsidiaries) and McMillen, in each case as set forth in the table contained in the applicable prospectus, bear to the aggregate public offering price of the securities so offered.

            (c) In connection with the registration of securities of the Company or any of its Subsidiaries, the relative fault of the Company (including its Subsidiaries) and McMillen shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company (including its Subsidiaries) or McMillen and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

            (d) The Company and McMillen agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 4(c) hereof.

            (e) No person found guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act of 1933, as amended, shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

      5. Notification and Defense of Claim. McMillen shall promptly notify the Company in writing as soon as practicable of any Proceeding for which indemnification will or could be sought by McMillen and provide the Company with a copy of any summons, citation, subpoena, complaint, indictment, information or other document relating to such Proceeding with which McMillen is served; provided that the failure of McMillen to give notice as provided herein shall not relieve the Company of its obligations under this Agreement, except to the extent that the Company is materially and adversely affected by such failure.


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

            (a) With respect to any Proceeding of which the Company is so notified, the Company will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to McMillen.

            (b) After notice from the Company to McMillen of its election to so assume such defense, the Company shall not be liable to McMillen for any legal or other expenses subsequently incurred by McMillen in connection with such claim, other than as provided below in this Section 5. McMillen shall have the right to employ McMillen's own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of McMillen unless:

                  (i) the employment of counsel by McMillen has been authorized by the Company,

                  (ii) counsel to McMillen shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Company and McMillen in the conduct of the defense of such action,

                  (iii) counsel to McMillen shall have reasonably concluded that McMillen may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with the position of other defendants in such Proceeding, or

                  (iv) the Company shall not in fact have employed counsel reasonably satisfactory to McMillen to assume the defense of such action, in each of which cases the reasonable fees and expenses of counsel for McMillen shall be at the expense of the Company, except as otherwise expressly provided by this Agreement.

            (c) The Company shall not be entitled, without the consent of McMillen, to assume the defense of any claim brought by or in the right of the Company or as to which counsel for McMillen shall have reasonably made the conclusion provided for in clauses (ii) or (iii) above.

            (d) The Company shall not settle any Proceeding in any manner, without McMillen's written consent, which would (i) impose any penalty or limitation on McMillen, (ii) includes an admission of fault of McMillen, or
(iii) does not include, as an unconditional term thereof, the full release of McMillen from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to McMillen.

            (e) McMillen will not unreasonably withhold his consent to any proposed settlement.

      6. Procedure for Payment of Expenses. McMillen shall submit to the Company one or more written request(s), including such documentation and information as are reasonably available to McMillen and necessary to establish that McMillen is entitled to indemnification hereunder, specifying the Expenses for which McMillen seeks payment under Section 3 and the basis for the claim. The Company shall pay such Expenses to McMillen within thirty (30) calendar days of receipt of each such request.


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

      7. Indemnification for Expenses of a Party Who is Wholly or Partly Successful; Partial Indemnification. Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that McMillen is, by reason of McMillen's Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, McMillen shall be indemnified against all Expenses incurred by McMillen or on McMillen's behalf in connection therewith. If McMillen is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify McMillen against all Expenses incurred by McMillen or on McMillen's behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Agreement, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

      8. Effect of Certain Resolutions. Neither the settlement nor termination of any Proceeding nor the failure of the Company to award indemnification or to determine that indemnification is payable shall create an adverse presumption that McMillen is not entitled to indemnification hereunder. In addition, the termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that McMillen engaged in any Unindemnifiable Conduct.

      9. Agreement to Advance Interim Expenses. The Company shall pay to McMillen all Expenses incurred by McMillen in connection with any Proceeding, including a Proceeding by or in the right of the Company, in advance of the final disposition of such Proceeding, if McMillen furnishes the Company with a written undertaking to repay the amount of such Expenses advanced to McMillen if it is finally determined by a court of competent jurisdiction or other judicial or administrative body before which a Proceeding was brought that McMillen is not entitled under this Agreement to indemnification with respect to such Expenses.


      10. Procedure for Payment of Interim Expenses. McMillen shall submit to the Company a written request specifying the Expenses for which McMillen seeks an advancement under Section 9 hereof, together with documentation evidencing that McMillen has incurred such Expenses, which documentation shall be reasonably satisfactory to the Company. Payment of Expenses under Section 9 hereof shall be made no later than thirty (30) days after the Company's receipt of such request and the undertaking required by Section 9.

      11. Remedies of McMillen.

            (a) Right to Petition Court. In the event that McMillen makes a request for payment of Expenses under Section 3 hereof, or a request for an advancement of Expenses under Sections 9 hereof, and the Company fails to make such payment or advancement in a timely manner pursuant to the terms of this Agreement, McMillen may petition the appropriate judicial authority to enforce the Company's obligations under this Agreement.

            (b) Expenses. The Company agrees to hold harmless and indemnify McMillen in full for any Expenses incurred by McMillen in connection with investigating, preparing for, litigating, defending or settling any action brought by McMillen under Section 11(a) hereof unless, as part of such action, it has been adjudicated finally by a court of competent jurisdiction that McMillen was not entitled to Indemnification hereunder.


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

            (c) Validity of Agreement. The Company and McMillen shall be precluded from asserting in any Proceeding, including, without limitation, an action under Section 11(a) hereof, that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in court that the Company and McMillen are bound by all the provisions of this Agreement.

            (d) Failure to Act Not a Defense. The failure of the Company (including its Board of Directors or any committee thereof, independent legal counsel, or shareholders) to make a determination concerning the permissibility of the payment of Expenses or the advancement of Expenses under this Agreement shall not be a defense in any action brought under Section 11(a) hereof, and shall not create a presumption that such payment or advancement is not permissible.

      12. Mutual Acknowledgement. Both the Company and McMillen acknowledge that in certain instances, federal law, state law, and/or public policy considerations may prohibit the Company from indemnifying its directors, officers and fiduciaries under the Agreement or otherwise. McMillen understands and acknowledges that the Company may be required in the future to undertake with the United States Securities and Exchange Commission and/or other federal and/or state regulatory authorities to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under the law and/or given public policy considerations to indemnify McMillen. McMillen acknowledges and agrees that a non-appealable determination in such matter shall be final and binding on the parties hereto.

      13. Representations and Warranties of the Company. The Company hereby represents and warrants to McMillen that it has all necessary corporate power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally.

      14. Insurance. The Company will use commercially reasonable efforts to obtain and maintain a policy or policies of directors' and officers' liability insurance customary for similarly situated companies in an amount not less than that maintained by similarly situated companies, with reputable insurance companies providing the members of the Company's Board of Directors, officers and fiduciaries with coverage for losses from wrongful acts, and to ensure the Company's performance of its indemnification obligations under this Agreement. Notwithstanding the foregoing, if the Company, after employing commercially reasonable efforts as provided in this Section 14, determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, or if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, the Company shall use its commercially reasonable efforts to obtain and maintain a policy or policies of insurance with coverage having features as similar as practicable to those described above. Notwithstanding anything to the contrary in this Agreement, the Company shall not indemnify McMillen to the extent McMillen is actually reimbursed from the proceeds of insurance, and in the event the Company makes any indemnification payments to McMillen and McMillen is subsequently reimbursed from the proceeds of insurance, McMillen shall promptly refund such indemnification payments to the Company to the extent of such insurance reimbursement.


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

      15. Contract Rights Not Exclusive. The rights to payment of Expenses and advancement of Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which McMillen may have at any time under applicable law, the Company's Bylaws, the Company's Certificate of Incorporation, or any other agreement, vote of shareholders or directors, or otherwise, both as to action in McMillen's official capacity and as to action in any other capacity as a result of McMillen's serving as the President, Chief Executive Officer, and Chairman of the Board of the Company.

      16. Successors. This Agreement shall be (a) binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, stock and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law), and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of McMillen. This Agreement shall continue for the benefit of McMillen and such heirs, personal representatives, executors and administrators after McMillen has ceased to have Corporate Status. The Company shall require and cause any successor or assign, by written agreement in form and substance satisfactory to McMillen, expressly to assume all of the Company's obligations under this Agreement

      17. Subrogation. In the event of any payment of Expenses under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of McMillen against other persons, and McMillen shall take, at the request of the Company, all reasonable action necessary to secure such rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

      18. Scope; Changes in the Law. The Company hereby agrees to indemnify McMillen to the fullest extent permitted by law, notwithstanding that such indemnification may not be specifically authorized by other provisions of this Agreement, the Company's Bylaws or Certificate of Incorporation or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of the Company to indemnify a member of its Board of Directors, an officer or fiduciary, it is the intent of the parties hereto that McMillen shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of the Company to indemnify a member of its Board of Directors, an officer or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

      19. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

      20. McMillen as Plaintiff. Except as provided in Section 11 hereof and in the next sentence, McMillen shall not be entitled to payment of Expenses or advancement of Expenses with respect to any Proceeding brought by McMillen against the Company, any Entity which it controls, any director or officer thereof, or any third party, unless the Company has consented to the initiation of such Proceeding. This Section 20 shall not apply to affirmative defenses asserted by McMillen in an action brought against McMillen.


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

      21. Modifications and Waiver. Except as provided in Section 18 hereof with respect to changes in applicable law which broaden the right of McMillen to be indemnified by the Company, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

      22. Term of Agreement. This Agreement shall commence on the date first above written and shall continue until and terminate upon the later of (a) ten
(10) years after the date that McMillen shall have ceased to serve as a director and/or officer and/or fiduciary of the Company, or (b) the final termination of all Proceedings pending on the date set forth in clause (a) in respect of which McMillen is granted rights of indemnification or advancement of Expenses hereunder.

      23. General Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand or a reputable, national courier services, or (b) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed. Notice given to the Company or McMillen hereunder shall be sent to the address provided in the opening paragraph to this Agreement or to such other address as may be furnished in the same manner by the Company to McMillen, or by McMillen to the Company.

      24. Governing Law. This Agreement shall be governed by and construed and enforced under the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

      25. Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile transmission of any signed original document or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document.

      26. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, whether oral or written, by any officer, employee or representative of any party hereto in respect of the subject matter contained herein; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled. For avoidance of doubt, the parties confirm that the foregoing does not apply to or limit McMillen's rights under Delaware law or the Company's Certificate of Incorporation or Bylaws. This Agreement is to be deemed consistent wherever possible with relevant provisions of the Company's Bylaws and Certificate of Incorporation, as well as the Employment Agreement; however, in the event of a conflict or inconsistency between this Agreement and such provisions or agreement, the provisions of this Agreement shall control to the extent permitted by applicable law.

      27. Incorporation of Recitals. The recitals set forth at the beginning of this Agreement are true and correct and are hereby incorporated by reference.


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      28. No Duplication of Payments. The Company shall not be liable under this
Agreement to make any payment to McMillen to the extent McMillen has otherwise actually received payment under any insurance policy or otherwise.

      29. Survival Regardless of Investigation. The indemnification and contribution provided for in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of McMillen.

      30. No Construction as Employment Agreement or Agreement to Serve as a Director. Nothing contained in this Agreement shall be construed as giving McMillen any right to be retained in the employ of the Company or to serve as a director of the Company.

      31. Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including attorneys' fees and costs, shall be paid by the Company. In the event of any dispute between the parties hereto arising out of or relating to this Agreement or the interpretation, performance, or breach thereof, the prevailing party shall be entitled to recover from the other party its reasonable expenses, including reasonable attorneys' fees and costs, incurred therein or in the enforcement or collection of any judgment or award rendered therein.

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      IN WITNESS WHEREOF, the parties hereto have executed this Indemnification
Agreement as of the day and year first above written.

                                       COMPANY:

                                       CELERITY SYSTEMS, INC.

                                       By:
                                            ----------------------------------
                                       Print Name: __________________________
                                       Title: _______________________________

                                       MCMILLEN:


                                       ---------------------------------------
                                       C. Thomas McMillen


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